Exhibit 10.4

EDGEMODE, INC.

March 3, 2023

Attention: Simon Wajcenberg

Re: Amendment to Stock Option Grant dated September 12, 2022

Dear Charlie,

This Amendment amends that certain Stock Option Grant dated September 12, 2022 (the “Option”) of an option to purchase 76,619,603 shares of EDGEMODE, INC. (formerly known as Fourth Wave Energy, Inc.) (the “Company”) common stock.

1.	Amendment. Section 2 of the Option is amended and restated in its entirety to change the vesting and exercisable condition as follows:

“Exercisability of Option.  The option shall be a non-qualified option and shall become vested and exercisable upon the closing of the purchase of at least $15 million of crypto mining equipment.”

2.	No Other Amendment. Except as specifically amended pursuant to this Amendment, the Agreement remains in full force and effect in accordance with its terms.

3.	Effectiveness. This Amendment will become effective upon your acknowledgment of the terms and conditions of this Amendment and your delivery to us of a signed counterpart of this Amendment.

Very truly yours,

/s/ Charlie Faulkner________

Name: Charlie Faulkner

Its: Chief Executive Officer

AGREED TO AND ACCEPTED THIS

3rd DAY OF MARCH 2023

/s/ Simon Wajcenberg________________________________

Simon Wajcenberg